                                                Exhibit 99.1
First Financial Bancorp Announces First Quarter 2025 Financial Results

•Earnings per diluted share of $0.54; $0.63 on an adjusted(1) basis
•Return on average assets of 1.13%; 1.33% on an adjusted(1) basis
•Net interest margin on FTE basis(1) of 3.88%
•Noninterest income of $51.1 million; $61.0 million on an adjusted(1) basis
•Noninterest expenses $128.1 million; $126.6 million on an adjusted(1) basis; 3% decline
•Gallup Exceptional Workplace Award winner for outstanding associate engagement
•Second consecutive "Outstanding" CRA rating

Cincinnati, Ohio - April 24, 2025. First Financial Bancorp. (Nasdaq: FFBC) (“First Financial” or the “Company”) announced financial results for the three months ended March 31, 2025.

For the three months ended March 31, 2025, the Company reported net income of $51.3 million, or $0.54 per diluted common share. These results compare to net income of $64.9 million, or $0.68 per diluted common share, for the fourth quarter of 2024.

Return on average assets for the first quarter of 2025 was 1.13% while return on average tangible common equity was 15.16%(1). These compare to return on average assets of 1.41% and return on average tangible common equity of 19.08%(1) in the fourth quarter of 2024.

First quarter 2025 highlights include:

•Robust net interest margin of 3.84%, or 3.88% on a fully tax-equivalent basis(1)
◦6 bp decline from fourth quarter, in line with expectations
◦12 bp decline in cost of deposits and 18 bp decline in asset yields

•Noninterest income of $51.1 million, or $61.0 million as adjusted(1)
◦Adjustments include $9.9 million loss on sales of investment securities
▪Sold $164.9 million of securities during the quarter; expected earnback of 2.3 years
◦Record wealth management income
◦Strong results from leasing business
•Noninterest expenses of $128.1 million, or $126.6 million as adjusted(1); 3.3% decrease from linked quarter
◦First quarter adjustments(1) include $0.5 million of efficiency related costs and $1.0 million of other costs not expected to recur such as tax credit investment write-downs and severance costs
◦Decline from linked quarter driven by decreased incentive compensation and lower fraud losses
◦Efficiency ratio of 63.9%; 60.2% as adjusted(1)

•Stable loan balances during the quarter
◦Loan balances decreased $37.6 million compared to the linked quarter
◦Payoffs in Commercial and ICRE lines of business, as well as seasonal production declines, offset modest increases in other portfolios
◦Average loan balances increased 1.5% on an annualized basis compared to linked quarter

•Modest seasonal average deposit decline in the first quarter, as expected
◦Average deposits decreased $99.0 million, or 2.8% on an annualized basis
◦Decline driven by non-interest bearing deposits, brokered deposits and public funds
◦Excluding brokered deposits, total average deposits increased $62.8 million over linked quarter
____________________________________________________________________________________________
(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

•Total Allowance for Credit Losses of $171.9 million; Total quarterly provision expense of $8.7 million
◦Loans and leases - ACL of $155.5 million; ratio to total loans of 1.33%; flat compared to prior quarter
◦Unfunded Commitments - ACL of $16.4 million
◦Provision expense driven by net charge offs
◦Nonperforming assets decreased 4 bps to 0.32% of total assets
◦Annualized net charge-offs were 36 bps of total loans; 4 bp decline from linked quarter

•Capital ratios stable and strong
◦Total capital ratio increased 26 bps to 14.90%
◦Tier 1 common equity increased 13 bps to 12.29%
◦Tangible common equity of 8.16%(1); 9.62%(1) excluding impact from AOCI
◦Tangible book value per share of $14.80(1); 4.6% increase from linked quarter

Archie Brown, President and CEO, commented on the first quarter results, “We had another solid quarter, and I am pleased with our performance. Adjusted(1) earnings per share were $0.63, with an adjusted(1) return on assets of 1.33% and an adjusted(1) return on tangible common equity of 17.8%. Our net interest margin remains strong, but declined slightly for the quarter as the decline in loan yields outpaced the decrease in deposit costs. Given current short-term interest rates, we expect the margin to expand in the near-term.”

Mr. Brown continued, “Loan balances were stable during the quarter. First quarter loan production was seasonally lower. This combined with the workout of several C&I credits and accelerated payoff pressure in the ICRE portfolio to impact loan growth for the period. We expect a modest level of growth in the second quarter as loan pipelines in our Consumer, C&I, and ICRE business lines are very healthy, however elevated prepayments in ICRE are expected to continue.”

Mr. Brown commented on fee income and expenses, “Adjusted(1) fee income was in line with our expectations at $61 million, representing a decline from the linked quarter due to seasonal fluctuations and less foreign exchange income, which offset another record quarter from our Wealth Management business. We expect seasonal rebounds in the second quarter and a healthy increase in fee income overall. We were very pleased with our expense management during the quarter, as adjusted(1) noninterest expenses declined by 3.3% due to a decrease in incentive compensation and lower fraud losses. Our efficiency efforts are ongoing, and, excluding the acquisition of Agile in the first quarter of last year, have resulted in a 7% reduction in FTE. We remain diligent in managing our expenses and expect additional benefits from our optimization efforts in the coming periods.”

Mr. Brown commented on asset quality and capital, “We were pleased with improvements in our asset quality metrics for the first quarter. Net charge-offs declined 4 bps from the linked quarter, while nonperforming assets declined by 9.5%. In the near-term, we expect asset quality to continue to improve. With respect to tariffs, we do not yet know their impact, and remain in close contact with our clients to assist them through any uncertainty. Capital ratios are strong and continued to grow in the first quarter. All regulatory ratios were well in excess of regulatory minimums and our tangible common equity ratio increased to 8.2%. Tangible book value per share increased to $14.80, representing a 5% increase from the linked quarter and 18% over the last year. We are focused on growing our tangible book value and are pleased that in the last three years, tangible book value per share has increased by 35%."

Mr. Brown concluded, “I also want to mention how proud I am of two other first quarter events. First Financial has been selected for the Gallup Exceptional Workplace Award for associate engagement. This distinction is earned by less than 3% of the thousands of companies that Gallup partners with worldwide. Engagement is a core part of our strategy and I want to acknowledge and thank our associates who work tirelessly to drive associate engagement, which directly leads to highly satisfied clients and increased shareholder value. Additionally, we have received another "Outstanding" Community Reinvestment Act rating from the Federal Reserve. This rating reflects our commitment to our communities, which is the foundation of our strategic plan. I am proud of our strength in service, investments, and lending, particularly to low and moderate income areas of our footprint.

In closing, while there is much uncertainty regarding the outlook for the economy, I believe we are well positioned to manage through any turbulence. We have very robust capital levels, strong and improving asset quality, diverse revenue streams, well-managed expenses, strong liquidity and industry leading profitability. I am very pleased with our start to the year and look forward to growing and serving clients in this challenging environment.”

Full detail of the Company’s first quarter 2025 performance is provided in the accompanying financial statements and slide presentation.

Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, April 25, 2025 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (888) 550-5723 (U.S. toll free) or (646) 960-0471 (U.S. local), access code 5048068. The number should be dialed five to ten minutes prior to the start of the conference call. A replay of the conference call will be available beginning one hour after the completion of the live call at (800) 770-2030 (U.S. toll free), (609) 800-9099 (U.S. toll), access code 5048068. The recording will be available until May 9, 2025. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. The webcast will be archived on the Investor Relations section of the Company’s website for 12 months.

Press Release and Additional Information on Website
This press release as well as supplemental information are available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com.

Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and Non-GAAP financial measures where management believes it to be helpful in understanding the Company’s results of operations or financial position. Where Non-GAAP financial measures are used, the comparable GAAP financial measures, as well as a reconciliation to the comparable GAAP financial measure, can be found in the section titled “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

Forward-Looking Statements

Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements.

As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements.  Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation:

•economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business;
•future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses
•the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry;
•Management’s ability to effectively execute its business plans;
•mergers and acquisitions, including costs or difficulties related to the integration of acquired companies;
•the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period;
•the effect of changes in accounting policies and practices;
•changes in consumer spending, borrowing and saving and changes in unemployment;
•changes in customers’ performance and creditworthiness;
•the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;

•current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, trade and tariff policies, and any slowdown in global economic growth;
•the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products;
•our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;
•financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;
•the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;
•the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses;
•a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;
•the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and
•our ability to develop and execute effective business plans and strategies.

Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2024, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov.

All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.  Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp.
First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of March 31, 2025, the Company had $18.5 billion in assets, $11.7 billion in loans, $14.2 billion in deposits and $2.5 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance and Wealth Management. These business units provide traditional banking services to business and retail clients. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $3.7 billion in assets under management as of March 31, 2025. The Company operated 127 full service banking centers as of March 31, 2025, located in Ohio, Indiana, Kentucky and Illinois, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Jamie Anderson                        Tim Condron
Chief Financial Officer                    Director of Corporate Communications
(513) 887-5400                        (513) 979-5796
InvestorRelations@bankatfirst.com            media@bankatfirst.com

Selected Financial Information
March 31, 2025
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2025	2024	2024	2024	2024
RESULTS OF OPERATIONS
Net income	$51,293	$64,885	$52,451	$60,805	$50,689
Net earnings per share - basic	$0.54	$0.69	$0.56	$0.64	$0.54
Net earnings per share - diluted	$0.54	$0.68	$0.55	$0.64	$0.53
Dividends declared per share	$0.24	$0.24	$0.24	$0.23	$0.23

KEY FINANCIAL RATIOS
Return on average assets	1.13%	1.41%	1.17%	1.38%	1.18%
Return on average shareholders' equity	8.46%	10.57%	8.80%	10.72%	9.00%
Return on average tangible shareholders' equity (1)	15.16%	19.08%	16.29%	20.57%	17.35%

Net interest margin	3.84%	3.91%	4.05%	4.06%	4.05%
Net interest margin (fully tax equivalent) (1)(2)	3.88%	3.94%	4.08%	4.10%	4.10%

Ending shareholders' equity as a percent of ending assets	13.55%	13.13%	13.50%	12.81%	12.99%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets (1)	8.16%	7.73%	7.98%	7.23%	7.23%
Risk-weighted assets (1)	10.10%	9.61%	9.86%	8.95%	8.80%

Average shareholders' equity as a percent of average assets	13.38%	13.36%	13.28%	12.87%	13.09%
Average tangible shareholders' equity as a percent of average tangible assets (1)	7.94%	7.87%	7.64%	7.15%	7.25%

Book value per share	$26.13	$25.53	$25.66	$24.36	$23.95
Tangible book value per share (1)	$14.80	$14.15	$14.26	$12.94	$12.50

Common equity tier 1 ratio (3)	12.29%	12.16%	12.04%	11.78%	11.67%
Tier 1 ratio (3)	12.61%	12.48%	12.37%	12.11%	12.00%
Total capital ratio (3)	14.90%	14.64%	14.58%	14.47%	14.31%
Leverage ratio (3)	10.01%	9.98%	9.93%	9.73%	9.75%

AVERAGE BALANCE SHEET ITEMS
Loans (4)	$11,724,727	$11,687,886	$11,534,000	$11,440,930	$11,066,184
Investment securities	3,411,593	3,372,539	3,274,498	3,131,541	3,137,665
Interest-bearing deposits with other banks	615,812	654,251	483,880	599,348	553,654
Total earning assets	$15,752,132	$15,714,676	$15,292,378	$15,171,819	$14,757,503
Total assets	$18,368,604	$18,273,419	$17,854,191	$17,728,251	$17,306,221
Noninterest-bearing deposits	$3,091,037	$3,162,643	$3,106,239	$3,144,198	$3,169,750
Interest-bearing deposits	11,149,633	11,177,010	10,690,265	10,486,068	10,109,416
Total deposits	$14,240,670	$14,339,653	$13,796,504	$13,630,266	$13,279,166
Borrowings	$1,001,337	$855,083	$1,053,737	$1,171,246	$1,139,014
Shareholders' equity	$2,457,785	$2,441,045	$2,371,125	$2,281,040	$2,265,562

CREDIT QUALITY RATIOS
Allowance to ending loans	1.33%	1.33%	1.37%	1.36%	1.29%
Allowance to nonaccrual loans	261.07%	237.66%	242.72%	249.21%	243.55%
Nonaccrual loans to total loans	0.51%	0.56%	0.57%	0.54%	0.53%
Nonperforming assets to ending loans, plus OREO	0.51%	0.56%	0.57%	0.54%	0.53%
Nonperforming assets to total assets	0.32%	0.36%	0.36%	0.35%	0.34%
Classified assets to total assets	1.16%	1.21%	1.14%	1.07%	0.92%
Net charge-offs to average loans (annualized)	0.36%	0.40%	0.25%	0.15%	0.38%
(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.
(2) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(3) March 31, 2025 regulatory capital ratios are preliminary.
(4) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2025	2024
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans and leases, including fees	$197,163	$207,508	$215,433	$211,760	$201,840	$836,541
Investment securities
Taxable	34,401	33,978	32,367	30,295	28,296	124,936
Tax-exempt	2,204	2,423	2,616	2,704	3,092	10,835
Total investment securities interest	36,605	36,401	34,983	32,999	31,388	135,771
Other earning assets	6,651	7,662	6,703	7,960	7,458	29,783
Total interest income	240,419	251,571	257,119	252,719	240,686	1,002,095

Interest expense
Deposits	78,641	85,441	86,554	83,022	76,075	331,092
Short-term borrowings	7,545	6,586	9,932	11,395	10,943	38,856
Long-term borrowings	4,937	5,145	5,073	4,991	4,928	20,137
Total interest expense	91,123	97,172	101,559	99,408	91,946	390,085
Net interest income	149,296	154,399	155,560	153,311	148,740	612,010
Provision for credit losses-loans and leases	9,141	9,705	9,930	16,157	13,419	49,211
Provision for credit losses-unfunded commitments	(441)	(273)	694	286	(2,259)	(1,552)
Net interest income after provision for credit losses	140,596	144,967	144,936	136,868	137,580	564,351

Noninterest income
Service charges on deposit accounts	7,463	7,632	7,547	7,188	6,912	29,279
Wealth management fees	8,137	7,962	6,910	7,172	6,676	28,720
Bankcard income	3,310	3,659	3,698	3,900	3,142	14,399
Client derivative fees	1,571	1,528	1,160	763	1,250	4,701
Foreign exchange income	12,544	16,794	12,048	16,787	10,435	56,064
Leasing business income	18,703	19,413	16,811	16,828	14,589	67,641
Net gains from sales of loans	4,322	4,634	5,021	4,479	3,784	17,918
Net gain (loss) on investment securities	(9,949)	144	(17,468)	(64)	(5,187)	(22,575)
Other	4,982	8,088	9,974	4,448	4,911	27,421
Total noninterest income	51,083	69,854	45,701	61,501	46,512	223,568

Noninterest expenses
Salaries and employee benefits	75,238	80,314	74,813	75,225	74,037	304,389
Net occupancy	6,019	5,415	5,919	5,793	5,923	23,050
Furniture and equipment	3,813	3,476	3,617	3,646	3,688	14,427
Data processing	8,759	9,139	8,857	8,877	8,305	35,178
Marketing	2,018	2,204	2,255	2,605	1,962	9,026
Communication	812	767	851	816	795	3,229
Professional services	2,739	6,631	2,303	2,885	2,268	14,087
Amortization of tax credit investments	112	14,303	31	31	31	14,396
State intangible tax	877	(104)	876	875	877	2,524
FDIC assessments	3,059	2,736	3,036	2,657	2,780	11,209
Intangible amortization	2,359	2,395	2,395	2,396	2,301	9,487
Leasing business expense	12,802	12,536	11,899	10,128	9,754	44,317
Other	9,469	8,095	8,907	7,640	9,634	34,276
Total noninterest expenses	128,076	147,907	125,759	123,574	122,355	519,595
Income before income taxes	63,603	66,914	64,878	74,795	61,737	268,324
Income tax expense (benefit)	12,310	2,029	12,427	13,990	11,048	39,494
Net income	$51,293	$64,885	$52,451	$60,805	$50,689	$228,830

ADDITIONAL DATA
Net earnings per share - basic	$0.54	$0.69	$0.56	$0.64	$0.54	$2.42
Net earnings per share - diluted	$0.54	$0.68	$0.55	$0.64	$0.53	$2.40
Dividends declared per share	$0.24	$0.24	$0.24	$0.23	$0.23	$0.94

Return on average assets	1.13%	1.41%	1.17%	1.38%	1.18%	1.29%
Return on average shareholders' equity	8.46%	10.57%	8.80%	10.72%	9.00%	9.78%

Interest income	$240,419	$251,571	$257,119	$252,719	$240,686	$1,002,095
Tax equivalent adjustment	1,213	1,274	1,362	1,418	1,535	5,589
Interest income - tax equivalent	241,632	252,845	258,481	254,137	242,221	1,007,684
Interest expense	91,123	97,172	101,559	99,408	91,946	390,085
Net interest income - tax equivalent	$150,509	$155,673	$156,922	$154,729	$150,275	$617,599

Net interest margin	3.84%	3.91%	4.05%	4.06%	4.05%	4.02%
Net interest margin (fully tax equivalent) (1)	3.88%	3.94%	4.08%	4.10%	4.10%	4.05%

Full-time equivalent employees	2,021	2,064	2,084	2,144	2,116

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	% Change	% Change
	2025	2024	2024	2024	2024	Linked Qtr.	Comp Qtr.
ASSETS
Cash and due from banks	$190,610	$174,258	$190,618	$193,794	$199,407	9.4%	(4.4)%
Interest-bearing deposits with other banks	633,349	730,228	660,576	738,555	751,290	(13.3)%	(15.7)%
Investment securities available-for-sale	3,260,981	3,183,776	3,157,265	3,036,758	2,850,667	2.4%	14.4%
Investment securities held-to-maturity	76,469	76,960	77,985	78,921	79,542	(0.6)%	(3.9)%
Other investments	120,826	114,598	120,318	132,412	125,548	5.4%	(3.8)%
Loans held for sale	17,927	13,181	12,685	16,911	11,534	36.0%	55.4%
Loans and leases
Commercial and industrial	3,832,350	3,815,858	3,678,546	3,782,487	3,591,428	0.4%	6.7%
Lease financing	573,608	598,045	587,415	534,557	492,862	(4.1)%	16.4%
Construction real estate	824,775	779,446	802,264	741,406	641,596	5.8%	28.6%
Commercial real estate	3,956,880	4,061,744	4,034,820	4,076,596	4,145,969	(2.6)%	(4.6)%
Residential real estate	1,479,704	1,462,284	1,422,186	1,377,290	1,344,677	1.2%	10.0%
Home equity	872,502	849,039	825,431	800,860	773,811	2.8%	12.8%
Installment	119,672	133,051	141,270	148,530	153,838	(10.1)%	(22.2)%
Credit card	64,639	62,311	61,140	59,477	60,939	3.7%	6.1%
Total loans	11,724,130	11,761,778	11,553,072	11,521,203	11,205,120	(0.3)%	4.6%
Less:
Allowance for credit losses	(155,482)	(156,791)	(158,831)	(156,185)	(144,274)	(0.8)%	7.8%
Net loans	11,568,648	11,604,987	11,394,241	11,365,018	11,060,846	(0.3)%	4.6%
Premises and equipment	197,968	197,965	196,692	197,873	198,428	0.0%	(0.2)%
Operating leases	213,648	209,119	201,080	167,472	161,473	2.2%	32.3%
Goodwill	1,007,656	1,007,656	1,007,656	1,007,656	1,007,656	0.0%	0.0%
Other intangibles	77,002	79,291	81,547	83,528	85,603	(2.9)%	(10.0)%
Accrued interest and other assets	1,089,983	1,178,242	1,045,669	1,147,282	1,067,244	(7.5)%	2.1%
Total Assets	$18,455,067	$18,570,261	$18,146,332	$18,166,180	$17,599,238	(0.6)%	4.9%

LIABILITIES
Deposits
Interest-bearing demand	$3,004,601	$3,095,724	$2,884,971	$2,922,540	$2,916,518	(2.9)%	3.0%
Savings	4,886,613	4,948,768	4,710,223	4,628,320	4,467,894	(1.3)%	9.4%
Time	3,144,440	3,152,265	3,244,861	3,049,635	2,896,860	(0.2)%	8.5%
Total interest-bearing deposits	11,035,654	11,196,757	10,840,055	10,600,495	10,281,272	(1.4)%	7.3%
Noninterest-bearing	3,161,302	3,132,381	3,107,699	3,061,427	3,175,876	0.9%	(0.5)%
Total deposits	14,196,956	14,329,138	13,947,754	13,661,922	13,457,148	(0.9)%	5.5%
FHLB short-term borrowings	735,000	625,000	765,000	1,040,000	700,000	17.6%	5.0%
Other	64,792	130,452	46,653	139,172	162,145	(50.3)%	(60.0)%
Total short-term borrowings	799,792	755,452	811,653	1,179,172	862,145	5.9%	(7.2)%
Long-term debt	345,878	347,509	344,086	338,556	343,236	(0.5)%	0.8%
Total borrowed funds	1,145,670	1,102,961	1,155,739	1,517,728	1,205,381	3.9%	(5.0)%
Accrued interest and other liabilities	611,206	700,121	592,401	660,091	649,706	(12.7)%	(5.9)%
Total Liabilities	15,953,832	16,132,220	15,695,894	15,839,741	15,312,235	(1.1)%	4.2%

SHAREHOLDERS' EQUITY
Common stock	1,637,041	1,642,055	1,639,045	1,635,705	1,632,971	(0.3)%	0.2%
Retained earnings	1,304,636	1,276,329	1,234,375	1,204,844	1,166,065	2.2%	11.9%
Accumulated other comprehensive income (loss)	(253,888)	(289,799)	(232,262)	(323,409)	(321,109)	(12.4)%	(20.9)%
Treasury stock, at cost	(186,554)	(190,544)	(190,720)	(190,701)	(190,924)	(2.1)%	(2.3)%
Total Shareholders' Equity	2,501,235	2,438,041	2,450,438	2,326,439	2,287,003	2.6%	9.4%
Total Liabilities and Shareholders' Equity	$18,455,067	$18,570,261	$18,146,332	$18,166,180	$17,599,238	(0.6)%	4.9%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2025	2024	2024	2024	2024
ASSETS
Cash and due from banks	$164,734	$182,242	$179,321	$174,435	$204,119
Interest-bearing deposits with other banks	615,812	654,251	483,880	599,348	553,654
Investment securities	3,411,593	3,372,539	3,274,498	3,131,541	3,137,665
Loans held for sale	10,212	17,284	16,399	14,075	12,069
Loans and leases
Commercial and industrial	3,787,207	3,727,549	3,723,761	3,716,083	3,543,475
Lease financing	585,119	587,110	550,634	509,758	480,540
Construction real estate	797,100	826,936	763,779	683,780	603,974
Commercial real estate	4,018,211	4,045,347	4,059,939	4,146,764	4,101,238
Residential real estate	1,475,703	1,442,799	1,399,932	1,361,133	1,336,749
Home equity	858,153	837,863	811,265	790,384	765,410
Installment	127,192	136,927	143,102	151,753	157,663
Credit card	65,830	66,071	65,189	67,200	65,066
Total loans	11,714,515	11,670,602	11,517,601	11,426,855	11,054,115
Less:
Allowance for credit losses	(158,206)	(161,477)	(159,252)	(147,666)	(143,950)
Net loans	11,556,309	11,509,125	11,358,349	11,279,189	10,910,165
Premises and equipment	198,998	197,664	197,881	199,096	198,482
Operating leases	205,181	202,110	180,118	156,457	154,655
Goodwill	1,007,656	1,007,658	1,007,654	1,007,657	1,006,477
Other intangibles	78,220	80,486	82,619	84,577	84,109
Accrued interest and other assets	1,119,889	1,050,060	1,073,472	1,081,876	1,044,826
Total Assets	$18,368,604	$18,273,419	$17,854,191	$17,728,251	$17,306,221

LIABILITIES
Deposits
Interest-bearing demand	$3,090,526	$3,081,148	$2,914,934	$2,888,252	$2,895,768
Savings	4,918,004	4,886,784	4,694,923	4,617,658	4,399,768
Time	3,141,103	3,209,078	3,080,408	2,980,158	2,813,880
Total interest-bearing deposits	11,149,633	11,177,010	10,690,265	10,486,068	10,109,416
Noninterest-bearing	3,091,037	3,162,643	3,106,239	3,144,198	3,169,750
Total deposits	14,240,670	14,339,653	13,796,504	13,630,266	13,279,166
Federal funds purchased and securities sold
under agreements to repurchase	2,055	2,282	10,807	750	4,204
FHLB short-term borrowings	553,667	415,652	626,490	669,111	646,187
Other	99,378	93,298	76,859	161,913	146,127
Total short-term borrowings	655,100	511,232	714,156	831,774	796,518
Long-term debt	346,237	343,851	339,581	339,472	342,496
Total borrowed funds	1,001,337	855,083	1,053,737	1,171,246	1,139,014
Accrued interest and other liabilities	668,812	637,638	632,825	645,699	622,479
Total Liabilities	15,910,819	15,832,374	15,483,066	15,447,211	15,040,659

SHAREHOLDERS' EQUITY
Common stock	1,641,016	1,640,280	1,637,045	1,634,183	1,637,835
Retained earnings	1,282,300	1,249,263	1,210,924	1,179,827	1,144,447
Accumulated other comprehensive loss	(275,068)	(257,792)	(285,978)	(341,941)	(319,601)
Treasury stock, at cost	(190,463)	(190,706)	(190,866)	(191,029)	(197,119)
Total Shareholders' Equity	2,457,785	2,441,045	2,371,125	2,281,040	2,265,562
Total Liabilities and Shareholders' Equity	$18,368,604	$18,273,419	$17,854,191	$17,728,251	$17,306,221

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	March 31, 2025			December 31, 2024			March 31, 2024
	Balance	Interest	Yield	Balance	Interest	Yield	Balance	Interest	Yield
Earning assets
Investments:
Investment securities	$3,411,593	$36,605	4.35%	$3,372,539	$36,401	4.28%	$3,137,665	$31,388	4.01%
Interest-bearing deposits with other banks	615,812	6,651	4.38%	654,251	7,662	4.65%	553,654	7,458	5.40%
Gross loans (1)	11,724,727	197,163	6.82%	11,687,886	207,508	7.04%	11,066,184	201,840	7.32%
Total earning assets	15,752,132	240,419	6.19%	15,714,676	251,571	6.35%	14,757,503	240,686	6.54%

Nonearning assets
Allowance for credit losses	(158,206)			(161,477)			(143,950)
Cash and due from banks	164,734			182,242			204,119
Accrued interest and other assets	2,609,944			2,537,978			2,488,549
Total assets	$18,368,604			$18,273,419			$17,306,221

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$3,090,526	$15,188	1.99%	$3,081,148	$15,092	1.94%	$2,895,768	$14,892	2.06%
Savings	4,918,004	30,355	2.50%	4,886,784	33,924	2.75%	4,399,768	29,486	2.69%
Time	3,141,103	33,098	4.27%	3,209,078	36,425	4.50%	2,813,880	31,697	4.52%
Total interest-bearing deposits	11,149,633	78,641	2.86%	11,177,010	85,441	3.03%	10,109,416	76,075	3.02%
Borrowed funds
Short-term borrowings	655,100	7,545	4.67%	511,232	6,586	5.11%	796,518	10,943	5.51%
Long-term debt	346,237	4,937	5.78%	343,851	5,145	5.94%	342,496	4,928	5.77%
Total borrowed funds	1,001,337	12,482	5.06%	855,083	11,731	5.44%	1,139,014	15,871	5.59%
Total interest-bearing liabilities	12,150,970	91,123	3.04%	12,032,093	97,172	3.20%	11,248,430	91,946	3.28%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	3,091,037			3,162,643			3,169,750
Other liabilities	668,812			637,638			622,479
Shareholders' equity	2,457,785			2,441,045			2,265,562
Total liabilities & shareholders' equity	$18,368,604			$18,273,419			$17,306,221

Net interest income	$149,296			$154,399			$148,740
Net interest spread			3.15%			3.15%			3.26%
Net interest margin			3.84%			3.91%			4.05%

Tax equivalent adjustment			0.04%			0.03%			0.05%
Net interest margin (fully tax equivalent)			3.88%			3.94%			4.10%

(1) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$589	$(385)	$204	$2,652	$2,565	$5,217
Interest-bearing deposits with other banks	(439)	(572)	(1,011)	(1,412)	605	(807)
Gross loans (2)	(6,597)	(3,748)	(10,345)	(13,683)	9,006	(4,677)
Total earning assets	(6,447)	(4,705)	(11,152)	(12,443)	12,176	(267)

Interest-bearing liabilities
Total interest-bearing deposits	$(4,855)	$(1,945)	$(6,800)	$(3,979)	$6,545	$2,566
Borrowed funds
Short-term borrowings	(567)	1,526	959	(1,667)	(1,731)	(3,398)
Long-term debt	(133)	(75)	(208)	10	(1)	9
Total borrowed funds	(700)	1,451	751	(1,657)	(1,732)	(3,389)
Total interest-bearing liabilities	(5,555)	(494)	(6,049)	(5,636)	4,813	(823)
Net interest income (1)	$(892)	$(4,211)	$(5,103)	$(6,807)	$7,363	$556

(1) Not tax equivalent.
(2) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2025	2024	2024	2024	2024
ALLOWANCE FOR CREDIT LOSS ACTIVITY
Balance at beginning of period	$156,791	$158,831	$156,185	$144,274	$141,433
Provision for credit losses	9,141	9,705	9,930	16,157	13,419
Gross charge-offs
Commercial and industrial	8,178	4,333	5,471	2,149	2,695
Lease financing	1,454	2,831	368	190	3
Construction real estate	0	0	0	0	0
Commercial real estate	0	5,051	261	2	5,319
Residential real estate	0	12	60	6	65
Home equity	86	210	90	122	25
Installment	1,321	1,680	1,510	2,034	2,236
Credit card	474	492	768	532	794
Total gross charge-offs	11,513	14,609	8,528	5,035	11,137
Recoveries
Commercial and industrial	195	1,779	434	236	162
Lease financing	29	17	11	1	59
Construction real estate	0	0	0	0	0
Commercial real estate	24	19	25	137	38
Residential real estate	24	23	22	37	24
Home equity	144	222	240	118	80
Installment	563	499	421	219	145
Credit card	84	305	91	41	51
Total recoveries	1,063	2,864	1,244	789	559
Total net charge-offs	10,450	11,745	7,284	4,246	10,578
Ending allowance for credit losses	$155,482	$156,791	$158,831	$156,185	$144,274

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial and industrial	0.85%	0.27%	0.54%	0.21%	0.29%
Lease financing	0.99%	1.91%	0.26%	0.15%	(0.05)%
Construction real estate	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial real estate	0.00%	0.49%	0.02%	(0.01)%	0.52%
Residential real estate	(0.01)%	0.00%	0.01%	(0.01)%	0.01%
Home equity	(0.03)%	(0.01)%	(0.07)%	0.00%	(0.03)%
Installment	2.42%	3.43%	3.03%	4.81%	5.33%
Credit card	2.40%	1.13%	4.13%	2.94%	4.59%
Total net charge-offs	0.36%	0.40%	0.25%	0.15%	0.38%

COMPONENTS OF NONACCRUAL LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial and industrial	$7,649	$6,641	$10,703	$17,665	$14,532
Lease financing	6,487	6,227	11,632	5,374	3,794
Construction real estate	0	0	0	0	0
Commercial real estate	25,736	32,303	23,608	22,942	23,055
Residential real estate	16,044	16,700	14,596	12,715	12,836
Home equity	2,920	3,418	4,074	3,295	4,036
Installment	719	684	826	682	984
Total nonaccrual loans	59,555	65,973	65,439	62,673	59,237
Other real estate owned (OREO)	213	64	30	30	161
Total nonperforming assets	59,768	66,037	65,469	62,703	59,398
Accruing loans past due 90 days or more	228	361	463	1,573	820
Total underperforming assets	$59,996	$66,398	$65,932	$64,276	$60,218
Total classified assets	$213,351	$224,084	$206,194	$195,277	$162,348

CREDIT QUALITY RATIOS
Allowance for credit losses to
Nonaccrual loans	261.07%	237.66%	242.72%	249.21%	243.55%
Total ending loans	1.33%	1.33%	1.37%	1.36%	1.29%
Nonaccrual loans to total loans	0.51%	0.56%	0.57%	0.54%	0.53%
Nonperforming assets to
Ending loans, plus OREO	0.51%	0.56%	0.57%	0.54%	0.53%
Total assets	0.32%	0.36%	0.36%	0.35%	0.34%
Classified assets to total assets	1.16%	1.21%	1.14%	1.07%	0.92%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2025	2024	2024	2024	2024
PER COMMON SHARE
Market Price
High	$29.04	$30.34	$28.09	$23.78	$23.68
Low	$24.25	$23.98	$21.70	$20.79	$21.04
Close	$24.98	$26.88	$25.23	$22.22	$22.42

Average shares outstanding - basic	94,645,787	94,486,838	94,473,666	94,438,235	94,218,067
Average shares outstanding - diluted	95,524,262	95,487,564	95,479,510	95,470,093	95,183,998
Ending shares outstanding	95,730,353	95,494,840	95,486,317	95,486,010	95,473,595

Total shareholders' equity	$2,501,235	$2,438,041	$2,450,438	$2,326,439	$2,287,003

REGULATORY CAPITAL	Preliminary
Common equity tier 1 capital	$1,724,134	$1,709,422	$1,661,759	$1,626,345	$1,582,113
Common equity tier 1 capital ratio	12.29%	12.16%	12.04%	11.78%	11.67%
Tier 1 capital	$1,769,357	$1,754,584	$1,706,796	$1,671,258	$1,626,899
Tier 1 ratio	12.61%	12.48%	12.37%	12.11%	12.00%
Total capital	$2,090,211	$2,057,877	$2,012,349	$1,997,378	$1,940,762
Total capital ratio	14.90%	14.64%	14.58%	14.47%	14.31%
Total capital in excess of minimum requirement	$617,347	$581,659	$563,273	$548,037	$516,704
Total risk-weighted assets	$14,027,274	$14,059,215	$13,800,728	$13,803,249	$13,562,455
Leverage ratio	10.01%	9.98%	9.93%	9.73%	9.75%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	13.55%	13.13%	13.50%	12.81%	12.99%
Ending tangible shareholders' equity to ending tangible assets (1)	8.16%	7.73%	7.98%	7.23%	7.23%
Average shareholders' equity to average assets	13.38%	13.36%	13.28%	12.87%	13.09%
Average tangible shareholders' equity to average tangible assets (1)	7.94%	7.87%	7.64%	7.15%	7.25%

REPURCHASE PROGRAM (2)
Shares repurchased	0	0	0	0	0
Average share repurchase price	N/A	N/A	N/A	N/A	N/A
Total cost of shares repurchased	N/A	N/A	N/A	N/A	N/A

(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

(2) Represents share repurchases as part of publicly announced plans.

N/A = Not applicable